Exhibit 99.2

Cognex Names Paul Todgham as Chief Financial Officer

NATICK, Mass.--(BUSINESS WIRE)--February 13, 2020--Cognex Corporation (NASDAQ: CGNX), a leader in industrial machine vision, today announced the appointment of Paul Todgham as Senior Vice President of Finance and Chief Financial Officer, effective March 9, 2020. In this role, Mr. Todgham will lead Cognex’s global finance and administration organization. He will be based in the company’s Natick headquarters and will report to Cognex’s President and CEO, Robert J. Willett.

“Paul has extensive experience leading financial, strategic and operational planning for a range of large-scale businesses,” said Robert J. Willett, President and CEO of Cognex. “He will be a great partner as we prepare Cognex for its next phase of growth and long-term value creation.”

Most recently, Mr. Todgham spent six years at Levi Strauss & Company (NYSE: LEVI), where he served in a range of senior leadership positions, including leading finance for the company’s Global Supply Chain, Distribution, Merchandising, Planning, Design and Marketing teams. Prior to his time at LS&Co., Mr. Todgham was Vice President of Finance for Ross Stores, Inc. (NASDAQ: ROST) where he led FP&A, Treasury and merchandise finance. Earlier in his career, he worked at Boston Consulting Group, advising clients in the technology and consumer sectors on issues of strategy, operations and organization. Mr. Todgham holds an MBA from Stanford University, an MPhil in Economics from the University of Cambridge, and a BA from Harvard University.

About Cognex Corporation

Cognex Corporation designs, develops, manufactures and markets a wide range of image-based products, all of which use artificial intelligence (AI) techniques that give them the human-like ability to make decisions on what they see. Cognex products include machine vision systems, machine vision sensors and barcode readers that are used in factories and distribution centers around the world where they eliminate production and shipping errors.

Cognex is the world's leader in the machine vision industry, having shipped more than 2 million image-based products, representing over $7 billion in cumulative revenue, since the company's founding in 1981. Headquartered in Natick, Massachusetts, USA, Cognex has offices and distributors located throughout the Americas, Europe and Asia. For details visit Cognex online at www.cognex.com.

Certain statements made in this news release, which do not relate solely to historical matters, are forward-looking statements. These statements can be identified by use of the words “expects,” “anticipates,” “estimates,” “believes,” “projects,” “intends,” “plans,” “will,” “may,” “shall,” “could,” “should,” and similar words and other statements of a similar sense. These forward-looking statements, which include statements regarding business and market conditions and trends, future financial performance, customer order rates and the timing of related revenue, expected areas of growth, emerging markets, future product mix, research and development activities, investments, strategic plans, expected benefits from acquisitions, dividends, stock repurchases, and tax matters, involve known and unknown risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include: (1) current and future conditions in the global economy, including the imposition of tariffs or export controls and the impact of the coronavirus outbreak; (2) the loss of, or curtailment of purchases by, a large customer; (3) the reliance on revenue from the consumer electronics or automotive industries; (4) the inability to penetrate the logistics industry and other new markets; (5) the inability to achieve significant international revenue; (6) fluctuations in foreign currency exchange rates and the use of derivative instruments; (7) information security breaches or business system disruptions; (8) the inability to attract and retain skilled employees; (9) the failure to effectively manage our growth; (10) the reliance upon key suppliers to manufacture and deliver critical components for our products; (11) the failure to effectively manage product transitions or accurately forecast customer demand; (12) the inability to design and manufacture high-quality products; (13) the technological obsolescence of current products and the inability to develop new products; (14) the failure to properly manage the distribution of products and services; (15) the inability to protect our proprietary technology and intellectual property; (16) our involvement in time-consuming and costly litigation; (17) the impact of competitive pressures; (18) the challenges in integrating and achieving expected results from acquired businesses, including the recent acquisition of Sualab; (19) potential impairment charges with respect to our investments or for acquired intangible assets or goodwill; (20) exposure to additional tax liabilities; and the other risks detailed in Cognex reports filed with the SEC, including its Form 10-K for the fiscal year ended December 31, 2019. You should not place undue reliance upon any such forward-looking statements, which speak only as of the date made. Cognex disclaims any obligation to update forward-looking statements after the date of such statements.

Contacts

Liz Bradley
Corporate Communications
+1 857-891-5531
Liz.bradley@cognex.com

Susan Conway
Investor Relations
+1 508-650-3353
susan.conway@cognex.com